Exhibit 10.9

                                    AGREEMENT

      THIS AGREEMENT is made as of the 30th day of June, 2004 between Ovation Products Corporation, a corporation organized and existing under the laws of the State of Delaware, with principal offices at 6 Southgate Drive, Nashua, NH 03062 ("Ovation"), and WMS Family I LLC, a Delaware limited liability company with principal offices at 285 Commandants Way, Chelsea, Massachusetts 02150 ("WMS").

      WHEREAS, Ovation`s predecessor in interest and WMS entered into certain Agreements dated as of August 21, 1997 related to the advance of certain monies by WMS and the grant of certain right to WMS in return therefor;

      WHEREAS, in a series of amendments, the parties have altered their understandings, including the issuance to WMS of notes in the total aggregate amount of approximately $500,000 and warrants for the purchase of approximately 200,000 shares of Ovations common capital stock; and

      WHEREAS, WMS and Ovation have, in connection with the acquisition of WMS of certain of Ovation's securities and the extension of certain obligations due to WMS by Ovation, agreed that WMS will obtain and retain license rights to certain Ovation's technology on the terms set forth herein.

      NOW  THEREFORE,  inconsideration  of the  premises  and good and  valuable
consideration,   the  receipt  and  sufficiency  of  which  is  hereby  mutually acknowledged, WMS and Ovation further agree as follows:

      1. GRANT. If products based on Ovation's technology but not then pursued by Ovation or its partners are conceived by WMS or its designee, Ovation will grant WMS an exclusive license for the development, manufacture, sale and distribution of such products on terms and at royalties similar to those contained in the License Agreement of even date.

      2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

      3. NOTICES. All notices, requests and other communications provided for herein shall be in writing and shall be deemed to have been made or given when delivered, or mailed postage prepaid, to each party at its address first stated above or such other address as such party may hereafter specify for such purpose by notice to the other party referred to above.

      4. AMENDMENTS AND WAIVERS. Any provisions of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Ovation and WMS. No failure or delay by Ovation or WMS in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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      5.  GOVERNING  LAW. This  Agreement  shall be governed by and construed in accordance with the law of the State of Massachusetts.

      6. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof and supersedes any previous agreement among the parties with respect to such subject matter.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement, each by its duly authorized representative, under seal, as of the date and year first above written.

                                                    OVATION PRODUCTS CORPORATION

                                                    By: /s/ William E. Lockwood
                                                        ------------------------
                                                        Title: President and COO


                                                    WMS FAMILY I LLC

                                                    By: /s/ Wilfred M. Sherman
                                                        ------------------------
                                                        Wilfred M. Sherman